EXHIBIT 99.1

WAIVER AND AMENDMENT NO. 1 TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

This WAIVER AND AMENDMENT NO. 1 TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT ("Amendment") is dated as of May 11, 2018 and is entered into by and among CTI INDUSTRIES CORPORATION, an Illinois corporation ("Borrower"), the other Credit Parties party hereto, the Lenders party hereto and PNC BANK, NATIONAL ASSOCIATION, as Agent for all Lenders ("Agent").

W I T N E S S E T H:

WHEREAS, Borrower, the other Credit Parties from time to time party thereto, Agent and the lenders from time to time party thereto (the "Lenders") are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of December 14, 2017 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);

WHEREAS, Borrower has advised Agent and Lenders that certain Events of Default exist under the Credit Agreement as a result of the Credit Parties (i) failing to maintain a Fixed Charge Coverage Ratio as of the applicable period ending March 31, 2018 of not less than the ratio required under Section 6.5(a) of the Credit Agreement for such period, constituting an Event of Default under Section 10.5 of the Credit Agreement, and (ii) failing to maintain a Leverage Ratio as the applicable period ending March 31, 2018 of not greater than the ratio required under Section 6.5(b) of the Credit Agreement for such period, constituting an Event of Default under Section 10.5 of the Credit Agreement (collectively, the "Existing Defaults"); and

WHEREAS, Borrower has requested, and Agent and the Lenders have agreed, to waive the Existing Defaults and amend the Credit Agreement, in each case subject to the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Waiver. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 2 below, Agent and Lenders hereby waive the Existing Defaults. The foregoing waiver is a limited waiver only, and other than as expressly set forth herein, shall not constitute a waiver of any Event of Default or Default that is now in existence or that may hereafter occur, or any rights or remedies that may be available to Agent and Lenders under the Credit Agreement or any Other Document, or applicable law with respect thereto, all of which rights and remedies are hereby specifically reserved.

2.     Amendment. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)     The definition of "Leverage Ratio" set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Funded Debt (other than the Shareholder Subordinated Loan) as of such date of determination to (b) EBITDA for the applicable period then ended. For purposes of determining the Leverage Ratio for any applicable period ending after April 1, 2018 and on or prior to March 31, 2019, EBITDA shall be annualized and determined by multiplying the actual amount of EBITDA from the period commencing on April 1, 2018 to the date of such calculation by 365, and dividing by the number of days from April 1, 2018 through the date of calculation.

(b)     The definition of "Applicable Margin" set forth in Section 1.2 of the Credit Agreement is hereby amended by added the following sentence to the end thereof:

Notwithstanding the foregoing, until the date upon which Agent has received evidence that the Fixed Charge Coverage Ratio, calculated for the twelve month period most recently ended for which financial statements have been delivered pursuant to Section 9.9, is greater than or equal to 1.10 to 1.00, (A) with respect to any Revolving Advances, Swing Loans and Term Loans, the Applicable Margin set forth above shall be increased by 2.00% per annum, and (B) with respect to any Revolving Advances and Swing Loans, the Applicable Margin shall be deemed to be Level II in the pricing table (regardless of Average Daily Undrawn Availability for the most recently completed calendar quarter).

(c)     Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.5       Financial Covenants.

(a)     Fixed Charge Coverage Ratio. Cause to be maintained as of the end of each fiscal quarter set forth below, a Fixed Charge Coverage Ratio of not less than the ratio set forth opposite such fiscal quarter below, for the applicable period then ended:

Applicable Period	Ratio
One fiscal quarter ended June 30, 2018	1.10 to 1.00
Two fiscal quarters ended September 30, 2018	1.10 to 1.00
Three fiscal quarters ended December 31, 2018	1.10 to 1.00
Four fiscal quarters ended March 31, 2019 and each four fiscal quarter period ending on June 30, September 30, December 31 and March 31 thereafter	1.10 to 1.00

(b)     Leverage Ratio. Cause to be maintained as of the end of each fiscal quarter set forth below, a Leverage Ratio of not greater than the ratio set forth opposite such fiscal quarter below, measured on a rolling four (4) quarter basis:

Fiscal Quarter	Ratio
June 30, 2018	4.50 to 1.00
September 30, 2018	4.50 to 1.00
December 31, 2018	3.50 to 1.00
March 31, 2019	3.25 to 1.00
June 30, 2019	3.00 to 1.00
September 30, 2019 and each December 31, March 31, June 30 and September 30 thereafter	2.75 to 1.00

(c)     EBITDA. Cause to be maintained as of the end of each fiscal month set forth below, EBITDA of not less than the amount set forth opposite such fiscal month below, for the applicable period then ended:

Applicable Period	Ratio
One fiscal month ended April 30, 2018	$300,000
Two fiscal months ended May 31, 2018	$750,000

3.      Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a)     Agent shall have received a fully executed copy of this Amendment executed by Borrower, each other Credit Party and each Lender;

(b)      Agent shall have received payment of all fees (including the Amendment Fee described below) and expenses required to by paid by any Credit Party as of the date hereof; and

(c)      after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

4.        Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, each Credit Party represents and warrants to Agent and Lenders as of the date hereof that:

(a)      the execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company or corporate action, as applicable, on the part of such Credit Party and that this Amendment has been duly executed and delivered by such Credit Party;

(b)    this Amendment constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and

(c)    after giving effect to this Amendment, each of the representations and warranties made by such Credit Party in or pursuant to the Credit Agreement and the Other Documents is true and correct in all material respects (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date) on and as of the date hereof as if made on and as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date).

5.       Amendment Fee. Borrower hereby agrees to pay to Agent, for the ratable benefit of the Lenders, an amendment fee of $58,750 (the "Amendment Fee"), payable on the date hereof. The Amendment Fee shall be fully earned when due and non-refundable when paid.

6.    Release. Each Credit Party hereby absolutely and unconditionally releases and forever discharges Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Credit Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

7.      Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

8.       Acknowledgment of Guarantors; Reaffirmation; References. Each Guarantor hereby acknowledges that Borrower, Agent and the Lenders have amended the Credit Agreement by this Amendment, and such Guarantor acknowledges that Agent and Lenders would not amend the Credit Agreement in the absence of the agreements of such Guarantor contained herein. Each Guarantor hereby consents to the Amendment, agrees that its obligations under the applicable Guaranty shall not be diminished as a result of the execution of this Amendment and confirms that the applicable Guaranty to which it is a party is in full force and effect. Each Credit Party hereby reaffirms its obligations under each Other Document to which it is a party (including, without limitation, each applicable Mexican Security Document), in each case as amended, supplemented or modified prior to or as of the date hereof. Without limiting the foregoing, each Credit Party hereby reaffirms its pledge, assignment and grant of a Lien on the Collateral to Agent, on behalf of itself and the other Lenders, to secure the prompt payment and performance of the Obligations. Any reference to the Credit Agreement contained in any document, instrument or Other Document executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

9.      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Receipt by telecopy or electronic mail (including email transmission of a PDF image) of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

10.     Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect.

11.     Governing Law. This Amendment, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

BORROWER:

CTI INDUSTRIES CORPORATION

Each By: _____________________________________________

Name: _______________________________________________

Title: ________________________________________________

GUARANTORS:

CTI SUPPLY, INC. Each By: ______________________________________________ Name: ________________________________________________ Title: _________________________________________________

FLEXO UNIVERSAL, S. DE R.L. DE C.V.

Each By: _______________________________________________

Name: _________________________________________________

Title: __________________________________________________

Signature Page to Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement

AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as Agent and the sole Lender

By: __________________________________ Name: ________________________________ Title: _________________________________

Signature Page to Waiver and Amendment No. 1 to Revolving Credit, Term Loan and Security Agreement